UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
(Amendment No.)

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

BAXTER CAPITAL COMPANY, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

BAXTER CAPITAL COMPANY, INC.
22154 Martella Avenue
Boca Raton, Florida 33131

INFORMATION STATEMENT

(Definitive)
September 27, 2002

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of Baxter Capital Company, Inc., a Florida Corporation (the "Company"), to notify such Stockholders that on or about September 17, 2002, the Company received written consents in lieu of a meeting of Stockholders (the “Consents”) from holders of 928,200 shares representing approximately 92.82% of the 1,000,000 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amended and Restated Articles of Incorporation of the Company (the "Amendment"), pursuant to which: (a) the Company will increase the authorized shares of Common Stock of the Company from 1,000,000 shares to 100,000,000 shares, and (b) the Company will authorize 1,000,000 shares of "blank check" preferred stock, par value $0.0001 per share (collectively the "Stockholder Matters").

        On September 17, 2002, the Board of Directors of the Company approved the Amendment and Restated Articles of Incorporation, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on September 17, 2002 in accordance with the Florida Business Corporation Act ("FBCA"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

        The Amendment and Restatement of the Company's Articles of Incorporation will increase the number of authorized shares of Common Stock from 1,000,000 to 100,000,000 shares. The form of the Amendment and Restatement of the Articles of Incorporation that will be filed with the Florida Secretary of State is attached hereto as Exhibit A.

        The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 12, 2002 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

        You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C adopted thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Florida or become effective until at least 20 calendar days after the mailing of this Information Statement.

        This Information Statement is being mailed on or about September 30, 2002 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Exchange Act, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002; and
(2)	Annual Report on Form 10-KSB for the year ended December 31, 2001.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consents by the Majority Stockholders, September 17, 2002 the Company had 1,000,000 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock authorized. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

        On September 17, 2002 the holders of 928,200 shares (or approximately 92.82% of the 1,000,000 shares of Common Stock then outstanding) executed and delivered to the Company the Consents approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

        The FBCA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information table sets forth certain information regarding the Company's common stock owned on September 17, 2002 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and Stockholders	Shares Owned	Percentage Owned

Peter Goldstein President and Director 22154 Martella Avenue Boca Raton, Florida 33433	928,200	92.82%

All officers and directors as a group (1 person)	928,200	92.82%

DISSENTER'S RIGHTS OF APPRAISAL

        The Stockholders have no right under the FBCA, the Company's Articles of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment.

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF
SHARES OF COMMON STOCK AND TO AUTHORIZE 1,000,000
SHARES OF "BLANK CHECK" PREFERRED STOCK,
PAR VALUE $.001 PER SHARE.

        The Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), authorizes the issuance of 1,000,000 shares of Common Stock, $.0001 par value, and no shares of Preferred Stock. On September 17, 2002, the Board of Directors approved an Amendment and Restatement to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 1,000,000 to 100,000,000. On September 17, 2002, the holders of over a majority of the outstanding shares of Common Stock approved the amendment by written consent.

        The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 100,000,000 shares of Common Stock and 1,000,000 shares of blank check preferred stock (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. Under the Amendment, the Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

        The Board of Directors believes that it is prudent to have the additional shares of Common Stock and Preferred Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

        Except in connection with a proposed stock dividend, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock or Preferred Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock or preferred stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

        The increase in the authorized number of shares of Common Stock and the creation of Preferred Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

EFFECTIVE DATE OF AMENDMENTS

        Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Florida Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on October 17, 2002.

By Order of the Board of Directors

/s/ Peter Goldstein Peter Goldstein President and Director

Exhibit A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
BAXTER CAPITAL COMPANY, INC.

        These Amended and Restated Articles of Incorporation were adopted effective October , 2002 by the Corporation's Board of Directors and shareholders pursuant to section 607.1007, Florida Statutes. Each amendment set forth in these Amended and Restated Articles of Incorporation was approved by the shareholders by a vote sufficient for approval of the amendment. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation, as amended.

ARTICLE 1 - NAME

The name of the Corporation is Baxter Capital Company, Inc. (hereinafter, "Corporation").

ARTICLE 2 - PURPOSE OF CORPORATION

The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida.

ARTICLE 3 - PRINCIPAL OFFICE

The address of the principal office of this Corporation is 22154 Martella Avenue, Boca Raton, Florida 33131.

ARTICLE 4 - INCORPORATOR

The name and street address of the incorporator of this Corporation is: Elsie Sanchez 343 Almeria Avenue Coral Gables, Florida 33134

ARTICLE 5 - CORPORATE CAPITALIZATION

The maximum number of shares of stock that this Corporation shall be authorized to have outstanding at any time shall be one hundred million (100,000,000) shares of Common Stock at a par value of $.0001 per share upon which there are no preemptive rights. The Common Stock shall be paid for at such time as the Board of Directors may designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the uses and purposes of the corporation, and shares of capital, which issued in exchange thereof shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and shall be non assessable forever, the judgment of the Board of Directors as to the value of the property, right or thing acquired in exchange for capital stock shall be conclusive.

In addition, the Corporation shall have the authority to issue one million (1,000,000) shares of Preferred Stock at a par value of $.0001 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

ARTICLE 6 - SHAREHOLDERS' RESTRICTIVE AGREEMENT

All of the shares of stock of this Corporation may be subject to a Shareholders' Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principal office of the Corporation.

ARTICLE 7 - POWERS OF CORPORATION

The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

ARTICLE 8 - TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 9 - REGISTERED OWNER(S)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 10 - REGISTERED OFFICE AND REGISTERED AGENT

The initial address of registered office of this Corporation is AmeriLawyer®), located at 343 Almeria Avenue, Coral Gables, Florida 33134. The name and address of the registered agent of this Corporation is AmeriLawyer(R), 343 Almeria Avenue, Coral Gables, Florida 33134.

ARTICLE 11 - BYLAWS

The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

ARTICLE 12 - EFFECTIVE DATE

These Amended and Restate Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida.

ARTICLE 13 - AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

ARTICLE 14 - INDEMNIFICATION

The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agent of the Corporation shall apply when such persons are serving at the Corporation's request while a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual's status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to "director", "officer", "employee" and "agent" shall include the heirs, estates, executors, administrators and personal representatives of such persons.

The undersigned officer executed these Amended and Restated Articles of Incorporation on the date shown below.

Name:	Peter Goldstein

Title:	President

Dated:	October , 2002